Exhibit 99.1

INTERMET CORPORATION
5445 Corporate Drive
Troy, MI 48098-2683
Tel: 248-952-2500
Fax: 248-952-2501

News Release

For IMMEDIATE Release
Contact: Mike Kelly
INTERMET Corporation
248-952-2500

BANKRUPTCY COURT HOLDS HEARING ON INTERMET FINANCING COMMITMENT

INTERMET Continues To Work on its Plan of Reorganization;
Disclosure Statement Hearing Scheduled for August 9th

TROY, Mich., July 18, 2005 — INTERMET Corporation (INMTQ:PK), a diversified manufacturer of cast-metal components, today announced that its motion to enter into an equity financing commitment letter, and to pay the fees and expenses and to furnish related indemnities provided for in the commitment letter, was denied by the Bankruptcy Court, with the right to resubmit the motion at a later time. The Court reiterated that the Disclosure Statement hearing would go forward as scheduled on August 9, 2005. That hearing is the next step in the process to confirm the Plan of Reorganization filed on June 24, 2005.

INTERMET continues to work toward confirmation of its Plan of Reorganization that will permit the company to exit from Chapter 11.

About INTERMET: With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of cast-metal components for the automotive, commercial-vehicle and industrial industries. The company has approximately 5,300 employees worldwide. More information is available on the Internet at http://www.intermet.com. Specific information relating to the Chapter 11 cases filed by INTERMET and certain of its domestic subsidiaries, including a copy of the proposed Plan of Reorganization, can be found on the Internet at http://www.administar.net/intermet.

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INTERMET Corporation
July 18, 2005

Cautionary Statement: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The word “believe” and similar words and expressions identify forward-looking statements. These statements are not guarantees of future performance but instead involve various risks and uncertainties. INTERMET’s actual results may differ materially from those suggested by its forward-looking statements due to factors such as: the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; INTERMET’s continued access to its DIP financing; the high cost of scrap steel and the possibility that scrap steel costs will remain at high levels or continue to increase, which would have further negative effects on INTERMET’s profitability, cash flow, liquidity and ability to borrow; fluctuations in the cost of other raw materials, including the cost of energy, aluminum, zinc, magnesium and alloys, and INTERMET’s ability, if any, to pass those costs on to its customers; pricing practices of INTERMET’s customers, including changes in their payment terms resulting from the discontinuation of early payment programs and continuing demands for price concessions as a condition to retaining current business or obtaining new business, and the negative effect that price concessions have on profit margins; changes in procurement practices and policies of INTERMET’s customers for automotive components, including the risk of the loss of major customers or the loss of current or prospective vehicle programs as a result of INTERMET’s financial condition and prospects (or otherwise); possible inability to close unprofitable plants or to transfer work from one plant to another because of the related costs or customer requirements; general economic conditions, including any downturn in the markets in which INTERMET operates; fluctuations in automobile and light and heavy truck production, which directly affect demand for INTERMET’s products; deterioration in the market share of any of INTERMET’s major customers; fluctuations in foreign currency exchange rates; work stoppages or other labor disputes that could disrupt production at INTERMET’s facilities or those of its customers; continuing changes in environmental regulations to which INTERMET is subject, and the costs INTERMET will incur in meeting more stringent regulations; factors or presently unknown circumstances that may result in impairment of INTERMET’s assets, including further write-downs of its goodwill; and other risks as detailed from time to time in INTERMET’s periodic SEC reports.

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